314233240.5 AMENDMENT NO. 9 TO PPL EXECUTIVE DEFERRED COMPENSATION PLAN WHEREAS, PPL Services Corporation (“PPL”) has adopted the PPL Officers Deferred Compensation Plan, effective July 1, 2000 and as thereafter amended (“Plan”); and WHEREAS, PPL desires to amend the Plan to (1) modify the participating company approval, (2) revise 401(k) plan references to generally refer to any applicable 401(k) plan, (3) clarify definition of compensation and contribution formulas, and (4) make certain other changes; NOW, THEREFORE, effective January 1, 2023, the Plan is hereby amended as follows: 1. The following sections of Article II, Definitions, are hereby amended to read as follows: “2.3 “Cash Award” means annual short-term incentive pay.” “2.4 “Cash Compensation” means eligible compensation as defined under the applicable Savings Plan excluding any overtime pay and without regard to any Internal Revenue Code Section 401(a)(17) limit.” “2.15 “Participating Company” means PPL and other Affiliated Company that is designated by the Board of Directors of PPL.” “2.19 RESERVED” “2.20 “Savings Plan” means the PPL Deferred Savings Plan, PPL Retirement Savings Plan or any qualified defined contribution retirement plan sponsored by a Participating Company.” 2. The following sections of Article IV, Deferred Cash Compensation and Deferred Cash Awards, are hereby amended to read as follows: “4.11 If a Participant contributes Deferred Compensation for the calendar year, the Participant shall also receive a matching contribution amount based on the amount of his or her Deferred Compensation and the matching contribution formula the Participant is eligible for under the applicable Savings Plan.”

314233240.5 “4.12 If an Employee is eligible to receive a nonelective fixed contribution under the Savings Plan, the employee shall receive a Fixed Contribution based on the same percentage provided for under the Savings Plan of the employee’s Cash Compensation paid for the year minus the amount of the nonelective fixed contribution made to the Participant’s account in the Savings Plan for that calendar year.” 3. Section 8.5 of the Plan is hereby amended to read as follows: “8.5 All payments from this Plan to Participant or a beneficiary of such Participant shall be made from the general assets of, for Electric Employees, PPL Electric, and for Participants who are not Electric Employees, PPL (Non-Electric) or the applicable Participating Company. Except as set forth in the PPL Employee Non-qualified Plans Trust of April 1, 2001, this Plan shall not require any Participating Company or an Affiliated Company to set aside, segregate, earmark, pay into trust or special account or otherwise restrict the use of its assets in the operation of the business. Participant shall have no greater right or status than as an unsecured general creditor of PPL Electric, if an Electric Employee, or PPL (Non-Electric) or applicable Participating Company if not an Electric Employee, with respect to any amounts owed to Participant hereunder.” 4. Section 8.7 of the Plan is hereby deleted. IN WITNESS WHEREOF, this Amendment No. 9 is executed this _____ day of December 2022. PPL SERVICES CORPORATION _______________________________ Angela Gosman Senior Vice President & Chief Human Resources Officer Angela K. Gosman (Dec 28, 2022 16:47 EST) Angela K. Gosman